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                                                                    EXHIBIT 23.1

                         [DURLAND & COMPANY LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in the Registration Statement of IPVoice.com, Inc. on Form SB-2 to be filed on or about August 14, 2000 with the Securities and Exchange Commission our report dated March 7, 2000 on the consolidated financial statements of IPVoice.com, Inc. which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such prospectus.

                                               /s/ Durland & Company, CPAs, P.A.
                                               ----------------------
                                               Durland & Company, CPAs, P.A.

Palm Beach, Florida
August 11, 2000